EXHIBIT 12

                             CP LIMITED PARTNERSHIP
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                     FOR THE QUARTER       FOR THE YEAR        FOR THE YEAR     FOR THE YEAR      FOR THE YEAR      FOR THE YEAR
                           ENDED               ENDED              ENDED             ENDED             ENDED              ENDED
                      MARCH 31, 2000       DEC. 31, 1999      DEC. 31, 1998     DEC. 31, 1997     DEC. 31, 1996      DEC. 31, 1995
                      --------------       -------------      -------------     -------------     -------------      -------------
EARNINGS:
Income before
   extraordinary
   charges               $11,307               $44,962              $34,486          $24,688          $16,100          $13,979
Fixed charges            $ 8,608               $32,818              $31,769          $26,269          $13,000          $12,488
                         -------               -------              -------          -------          -------          -------
                         $19,915               $77,780              $66,255          $50,957          $29,100          $26,467
                         =======               =======              =======          =======          =======          =======

FIXED CHARGES:
Interest expense         $ 8,332               $31,588              $30,523          $25,438          $12,525          $11,914
Amortization of
deferred
   financing costs       $   149               $   730              $   764          $   480          $   437          $   538
Interest factor
   on rental
   expense (1)           $   127                 4 500              $   482          $   351          $    38          $    36
                         -------               -------              -------          -------          -------          -------
                         $ 8,608               $32,818              $31,769          $26,269          $13,000          $12,488
                         =======               =======              =======          =======          =======          =======


RATIO OF EARNINGS
TO FIXED CHARGES            2.31                  2.37                 2.09             1.94             2.24             2.12
                         =======               =======              =======          =======          =======          =======


(1) Amount represents one third of all rental expense (the proportion deemed representative of the interest factor).